UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 3, 2019, Laboratory Corporation of America Holdings (“LabCorp”) issued a press release announcing the early results of its previously announced cash tender offer (the “Offer”) for up to $300,000,000 principal amount of its outstanding $600,000,000 aggregate principal amount of 4.625% Senior Notes due 2020 (the “Notes”).

On December 3, 2019, LabCorp also issued a press release announcing the pricing terms of its previously announced Offer.

Copies of the press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

The announcements related to the Offer are neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Offer is being made solely by means of the Offer to Purchase that LabCorp distributed to holders of the Notes.

Item 9.01	Financial Statements and Exhibits

(d)

99.1

Press Release dated December 3, 2019 issued by LabCorp titled “LabCorp announces early results of its tender offer for up to $300,000,000 principal amount of its outstanding 4.625% Senior Notes due 2020”

99.2

Press Release dated December 3, 2019 issued by LabCorp titled “LabCorp announces pricing terms of its tender offer for up to $300,000,000 principal amount of its outstanding 4.625% Senior Notes due 2020”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant
Date: December 3, 2019

	By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart
Senior Vice President, Global General Counsel and Secretary